Management’s Responsibility for Financial Reporting

The accompanying consolidated financial statements, their presentation and the information in this annual report are the responsibility of management. The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in Canada. Accounting principles and methods that are appropriate to the Company’s circumstances have been chosen by management. Where appropriate, these statements reflect management’s best estimates and judgments based on currently available information. Management is responsible for all other information in the annual report and ensuring that this information is consistent with information contained in the consolidated financial statements.

The integrity and objectivity of these consolidated financial statements are the responsibility of management. Internal systems of financial and operating controls, which include effective controls to provide reasonable assurance that relevant and reliable financial information is produced, is the responsibility of management.

The Board of Directors is responsible for ensuring that management fulfills its financial reporting and internal control responsibilities, primarily through the Audit Committee. The Audit Committee consists of three independent directors not involved in the daily operations of the Company. It reviews the quarterly and annual consolidated financial statements, approves Management’s Discussion and Analysis and reviews the adequacy of the systems of internal control. The Audit Committee meets periodically with management and the Company’s external auditors to review the results of the annual audit and to review the financial reporting matters prior to approval of the consolidated financial statements. The Audit Committee satisfies itself that each party is properly discharging its responsibilities; reviews the quarterly and annual financial statements and any reports by the external auditors; and recommends the appointment of the external auditors for review by the Board of Directors and approval by the shareholders.

The Company’s external auditors conduct an independent audit on behalf of the shareholders. The external auditors have full and free access to management and the Audit Committee.

Signature

Signature

Terry MacGibbon

John C. Ross

President and

Chief Financial Officer

Chief Executive Officer

March 1, 2004

Auditors’ Report

To the Shareholders of FNX Mining Company Inc.

We have audited the consolidated balance sheet of FNX Mining Company Inc. as at December 31, 2003 and the consolidated statements of operations and deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2003 and the results of its operations and its cash flows for the year then ended in accordance with Canadian generally accepted accounting principles.

The consolidated financial statements as at December 31, 2002 and for the year then ended were audited by other auditors, who expressed an opinion without reservation on those statements in their report dated February 28, 2003.

Signature

Chartered Accountants

Toronto, Ontario

March 1, 2004

FNX Mining Company Inc.

Balance Sheets

DECEMBER 31, 2003 and 2002

(in thousands of Canadian dollars)

2003

        2002

____________________________________________________________________________

(Restated -

note 1(m))

Assets

CURRENT ASSETS:

Cash and cash equivalents

$

52,536

$

30,159

Short-term deposits

1,121

774

Accounts receivable

2,864

975

Ore in process (note 3)

2,106

–

Inventory (note 3)

400

–

Prepaid and other (note 4)

689

43

____________________________________________________________________________

59,716

31,951

Mining properties (note 5)

23,695

–

Mineral exploration properties (note 6)

23,816

12,880

Capital assets (note 7)

191

252

____________________________________________________________________________

$

107,418

$

45,083

____________________

Liabilities and Shareholders’ Equity

CURRENT LIABILITIES:

Accounts payable and accrued liabilities

$

3,041

$

993

Minority interest

14,599

–

SHAREHOLDERS’ EQUITY:

Capital stock (note 8)

106,073

54,125

Stock options

6,737

2,920

Deficit

(23,032

)

(12,955

)

____________________________________________________________________________

89,778

44,090

____________________________________________________________________________

$

107,418

$

45,083

____________________

ON BEHALF OF THE BOARD

Signature

Signature

T. MacGibbon           R. D. Cudney

            Director                                Director

See accompanying notes to consolidated financial statements.

FNX Mining Company Inc.

Consolidated Statements of Operations and Deficit

YEARS ENDED DECEMBER 31, 2003 and 2002

(In thousands of Canadian dollars, except per share amounts)

2003

       2002

____________________________________________________________________________

(Restated -

note 1(m))

EXPENSES:

Administration

$

2,384

$

1,224

Exploration administration

1,741

19

Stock options

4,879

3,159

Amortization

123

106

Mineral exploration properties written off (note 6)

2,288

2,962

Interest income

(1,128

)

(481

)

____________________________________________________________________________

LOSS BEFORE MINORITY INTEREST

10,287

6,989

MINORITY INTEREST

(210

)

–

____________________________________________________________________________

LOSS FOR THE YEAR

10,077

6,989

DEFICIT, BEGINNING OF YEAR:

As previously stated

9,796

5,966

Effect of change in accounting policy (note 1(m))

3,159

–

____________________________________________________________________________

As restated

12,955

5,966

____________________________________________________________________________

Deficit, end of year

$

23,032

$

12,955

____________________

Loss per share:

Basic and diluted (note 9)

$

0.24

$

0.23

____________________

See accompanying notes to consolidated financial statements.

FNX Mining Company Inc.

Consolidated Statements of Cash Flows

YEARS ENDED DECEMBER 31, 2003 AND 2002

(In thousands of Canadian dollars)

2003

        2002

____________________________________________________________________________

(Restated -

note 1(m))

Cash provided by (used in):

OPERATING ACTIVITIES:

Loss for the year

$

(10,077

)

$

(6,989

)

Items not involving cash:

Amortization

123

106

Stock options

4,879

3,159

Mineral exploration properties written off

2,288

2,962

Minority interest

(210

)

–

Net change in non-cash working capital

(2,380

)

(63

)

____________________________________________________________________________

(5,377

)

(825

)

FINANCING ACTIVITIES:

Common shares issued

50,886

38,440

Funds contributed by minority interest

9,309

–

____________________________________________________________________________

60,195

38,440

INVESTING ACTIVITIES:

Short-term deposits

(347

)

(774

)

Purchase of capital assets

(62

)

(353

)

Mining properties

(15,062

)

–

Exploration expenditures

(16,970

)

(7,365

)

____________________________________________________________________________

(32,441

)

(8,492

)

____________________________________________________________________________

INCREASE IN CASH AND CASH EQUIVALENTS

22,377

29,123

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR

30,159

1,036

____________________________________________________________________________

CASH AND CASH EQUIVALENTS, END OF YEAR

$

52,536

$

30,159

____________________

Supplemental cash flow information:

Interest paid

$

16

$

2

____________________

See accompanying notes to consolidated financial statements.

FNX Mining Company Inc.

Notes to Consolidated Financial Statements

YEARS ENDED DECEMBER 31, 2003 AND 2002

(Tabular amounts in thousands of Canadian dollars, except per share amounts)

1.

Significant accounting policies

These financial statements have been prepared in accordance with accounting principles generally accepted in Canada. Summarized below are those policies considered significant to the Company:

(a)

Basis of presentation:

The consolidated financial statements include the accounts of the Company. Entities in which the Company has a controlling interest are consolidated, including its interest in unincorporated joint ventures. The Company has one significant joint venture, a 75% interest in the Sudbury Joint Venture (the “SJV”).

(b)

Revenue recognition:

Revenue is recognized when both final quantity of metal sold and price are known. Production delivered to the mill and awaiting pricing is accounted for as ore in process. Pricing is based on the market price at the time of the settlement, which is normally two months following the transfer of ownership for McCreedy West Phase I.

(c)

Ore in process:

Ore in process is valued at the lower of cost and net realizable value. Cost of production includes all costs to mine, crush and truck ore to the mill, and any depreciation charges associated with mining activities. Cost is determined on a first-in, first-out basis.

(d)

Inventory:

Inventory is valued at the lower of cost and net realizable value. Cost of production includes costs to mine and crush ore and any depreciation changes associated with mining activities. Cost is determined on a first-in, first-out basis.

(e)

Short-term deposits and marketable securities:

Short-term deposits are those with a remaining maturity greater than 90 days at the time of purchase. Marketable securities are carried at the lower of cost or quoted market value.

(f)

Cash and cash equivalents:

Cash and cash equivalents are defined as cash on hand and short-term investments that have a remaining term to maturity of less than 91 days at acquisition.

(g)

Mining properties and mineral exploration properties:

Acquisition, exploration and development costs associated with mineral exploration properties are capitalized until the property is producing, abandoned, impaired in value or placed for sale.

Costs are transferred to mining properties once a property is placed into commercial production. These costs are amortized into the ore in process account, using a units-of-production basis over the expected life of the mine as determined using proven and probable reserves.

The costs of abandoned properties are charged to operations when the property is abandoned. The Company reviews the carrying values of its mineral properties on a regular basis, by reference to the project economics, including the timing of the exploration and/or development work, the work programs and exploration results experienced by the Company and others. When the carrying value of a property exceeds its estimated recoverable amount, a provision is made for the decline in fair value and charged to income.

(h)

Mining equipment:

Equipment is written off on a straight-line basis over the shorter of its estimated useful life or the expected life of the mine. The depreciation charge is included in ore in process and inventory.

(i)

Asset retirement obligations:

The Company has adopted the new Recommendations of The Canadian Institute of Chartered Accountants for the accounting for asset retirement obligations. The Recommendation requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred. Also, when a liability is initially recorded, a corresponding increase to the carrying amount of the related asset is recorded.

On an annual basis, the liability is increased by the interest factor that was applied in the initial measurement to fair value and the asset is amortized over the estimated life of the related asset. The amount of the liability will be subject to re-measurement at each reporting period. Any adjustment to this liability will impact the related asset. This differs from the prior practice, which involved accruing for the estimated reclamation liability through annual charges to earnings over the estimated life of the mine.

Due to uncertainties concerning environmental remediation, the ultimate cost to the Company of future site restoration could differ from the amounts provided. The estimate of the total liability of future site restoration costs is subject to change based on amendments to laws and regulations and as new information concerning the Company’s operations becomes available. The Company is not able to determine the impact on its financial position, if any, of environmental laws and regulations that may be enacted in the future due to the uncertainty surrounding the form that these laws and regulations may take.

(j)

Capital assets:

Capital assets relate to equipment not used in mining operations. Capital assets are recorded at cost less accumulated amortization. Amortization is calculated on a straight-line basis at the following rates:

Equipment

5 years

Furniture and fixtures

5 years

Computer hardware

4 years

Computer software

3 years

Leasehold improvements

5 years

(k)

Flow-through shares:

The Company financed a portion of its exploration and development activities through the issue of flow-through shares. Under the terms of these share issues, the tax attributes of the related expenditures are renounced to subscribers. Share capital is reduced and future income tax liabilities are increased by the estimated income tax benefits renounced by the Company to the subscribers, except to the extent that the Company has unrecorded loss carryforwards and tax pools in excess of book value available for deduction.

(l)

Income taxes:

The Company uses the asset and liability method of accounting for income taxes. Under this method, future income tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Future tax assets and liabilities are measured using enacted or substantively enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on future tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

(m)

Stock-based compensation:

The Company adopted the fair value-based approach of accounting for all stock-based awards. The expense is recognized over the vesting period of the award.

Effective September 30, 2003, the Company adopted the fair value method of accounting for all stock options. The comparative figures have been restated to show the effect as though the Company had adopted the fair value method of accounting for all stock options upon adoption of Section 3870 effective January 1, 2002. This accounting policy change was made in response to investor preferences that these costs be reported in the statements of operations and deficit. The stock options amount for 2002 on the statements of operations and deficit was adjusted to reflect a $3.2 million expense item related to stock-based compensation with the offset in shareholders’ equity, as contributed surplus.

(n)

Foreign exchange:

The Canadian dollar is the functional currency of the Company. Revenue and some expenses are U.S. dollar-denominated. These items are converted to Canadian dollars at the transaction rate. Gains and losses are recorded in income.

(o)

Use of estimates:

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the year. Significant estimates and assumptions relating to the recoverability of mineral properties and mineral exploration properties are made in accordance with Canadian mining industry practice. While management believes that these estimates and assumptions are reasonable, actual results could vary significantly.

(p)

Financial instruments:

The carrying values of cash and cash equivalents, short-term deposits, accounts receivable and accounts payable and accrued liabilities approximate their fair values due to the short-term nature of these instruments.

2.

Sudbury Joint Venture

The SJV was accounted for as a joint venture during 2002 and the Company’s interest proportionately consolidated. During 2003, the initial work program of $14 million was completed by the joint venture partners. Following the completion of this program, the nature of the SJV arrangement changed to the extent that consolidation is now appropriate. The effect of consolidation at January 1, 2003 was to increase exploration properties and minority interest by $5.6 million.

3.

Ore in process and inventory, at cost

(a)

Ore in process, at cost:

Ore in process includes ore shipped to Inco Limited (“Inco”) for which revenue has not been recognized. Balances in the account include mining and haulage costs, depreciation and amortization.

2003

          2002

_______________________________________________________________________

Direct costs

$

1,593

$

–

Depreciation and amortization

513

–

_______________________________________________________________________

$

2,106

$

–

____________________

 (b)

Inventory, at cost:

Inventory includes ore mined and not yet shipped to Inco. Balances in the account include mining costs, depreciation and amortization.

2003

         2002

_____________________________________________________________________

Direct costs

$

300

$

–

Depreciation and amortization

100

–

_____________________________________________________________________

$

400

$

–

__________________

4.

Prepaid and other assets

2003

        2002

____________________________________________________________________

Prepaid assets

$

240

$

40

Marketable securities

449

3

____________________________________________________________________

$

689

$

43

____________________

The Company holds the following portfolio of marketable securities in other assets at December 31, 2003 and 2002:

2003

        2002

____________________________________________________________________

15,152 shares of Platinum Group Metals Ltd.

(previously 25,000 shares of New Millennium

Metals Corp.)

$

3

$

3

150,000 shares of Nevada Star Resource Corp.

45

–

300,000 share purchase warrants of Nevada Star

Resource Corp.

1

–

2,000,000 shares of NFX Gold Inc.

400

–

____________________________________________________________________

$

449

$

3

____________________

Market value of marketable securities

$

470

$

8

____________________

During 2003, the Company sold its interest in the Canwell, Alaska property to Nevada Star Resource Corp. (“Nevada Star”) for 150,000 Nevada Star shares and 300,000 Nevada Star share purchase warrants. During 2003, the Company sold its interest in the Larder Lake, Ontario properties to NFX Gold Inc. for 2,000,000 shares of NFX Gold Inc. The value of the shares received was credited to exploration expense.

5.

Mining properties

2003

        2002

____________________________________________________________________

Accumulated

Net book

Net book

Cost

amortization

value

value

____________________________________________________________________

Property and development

$

16,046

$

320

$

15,726

$

–

Mining equipment

8,262

293

7,969

–

____________________________________________________________________

$

24,308

$

613

$

23,695

$

–

____________________________________________

Mining property and development relates to McCreedy West Phase I which went into commercial production November 1, 2003. The first $14 million in income earned from the SJV will be allocated 60% to the Company and 40% to Dynatec. During 2003, the SJV exceeded the $30.0 million spending requirement and assumed ownership of the mineral rights to all projects in the SJV.

All ore produced from the mining properties is shipped to Inco for further processing under the terms of the original option agreement.

6.

Mineral exploration properties

2003

        2002

____________________________________________________________________

Sudbury Basin (a):

McCreedy West Phase 1

$

–

$

3,746

McCreedy West Phase 3

9,989

953

Levack Phase 2

3,676

1,900

Victoria

2,823

1,590

Norman

6,024

1,907

Kirkwood

196

172

North Range Footwall

1,108

324

Alaska, USA:

Gunsite (b)

–

205

Ontario:

Larder Lake (b)

–

1,128

Fawcett Township (b)

–

951

Other

–

4

____________________________________________________________________

$

23,816

$

12,880

____________________

(a) Sudbury Basin:

On January 10, 2002, the Company signed an option agreement (the “Inco Option”) to earn a 100% interest from Inco in five former copper-nickel-platinum-palladium-gold producing properties located in the Sudbury Basin area. Coincidentally with the signing of the option agreement, the Company assigned their rights under the

Inco Option to the SJV owned 75% by the Company and 25% by Dynatec Corporation, a TSX-listed mining contractor. Under the terms of the Inco Option the SJV had to spend $30.0 million for exploration on the optioned properties by May 2006. This expenditure level was reached during 2003.

(b) Mineral exploration properties:

After the Company signed the Inco Option (note 6(a)) to earn a 100% mineral rights interest in five nickel-copper-platinum-palladium-gold properties in the Sudbury Basin area, other mineral properties were either allowed to lapse or were made available for option to third parties. Minimal expenditures were made on these other properties during 2002 and 2003.

The Nickolai properties in Alaska were allowed to lapse during 2002, except for the Canwell claim group, which was under option to Nevada Star. During 2003, Nevada Star purchased the Company’s remaining interest in the property for 150,000 Nevada Star common shares and 300,000 Nevada Star share purchase warrants. The Company’s 25% interest in the Larder Lake gold property in Ontario was purchased in 2003 by NFX Gold Inc. for 2 million NFX Gold Inc. common shares.

The Gunsite property in Alaska was sold in 2003 for a 1.5% net smelter royalty. The Fawcett Township property near Shiningtree, Ontario remains inactive and no further work is planned for 2003. Both properties were written off during 2003. The McBratney Lake property in Manitoba was returned to Hudson Bay Exploration and Development Co. Ltd. during 2002. The balance was written off during 2003.

7.

Capital assets

     Accumulated

  Net book

2003

Cost

amortization

value

____________________________________________________________________

Equipment

$

89

$

34

$

55

Furniture and fixtures

33

13

20

Computer hardware

138

62

76

Computer software

122

84

38

Leasehold improvements

40

38

2

____________________________________________________________________

$

422

$

231

$

191

________________________________

Accumulated

Net book

2002

Cost

amortization

value

____________________________________________________________________

Equipment

$

68

$

14

$

54

Furniture and fixtures

33

6

27

Computer hardware

103

27

76

Computer software

118

42

76

Leasehold improvements

38

19

19

____________________________________________________________________

$

360

$

108

$

252

________________________________

8.

Capital stock

(a) Authorized:

Unlimited common shares

(b) Issued:                                                           Number of

common shares

Consideration

________________________________________________________________________________

(Restated -

note 1(m))

Balance, December 31, 2001

13,355,466

$

11,120

Issued for property option payment (b)(i)

3,006,324

3,006

Issued for cash under private placement (b)(ii)

4,000,000

3,387

Issued for cash under flow-through share

offerings (b)(iii)

5,000,000

10,000

Issued for cash under public offering (iv)

5,000,000

22,934

Issued on exercise of special warrants (c)(i)

3,300,000

1,320

Issued on exercise of share purchase warrants (c)(ii)

550,750

688

Issued on exercise of broker warrants (c)(iii)

678,000

559

Issued on exercise of stock options (d)

1,412,000

872

Transferred from stock options on exercise

–

239

____________________________________________________________________

Balance, December 31, 2002

36,302,540

54,125

Issued for cash under public offering (b)(v)

7,500,000

45,774

Issued on exercise of special warrants (c)(ii)

1,946,129

2,433

Issued on exercise of stock options (d)

1,666,500

2,679

Transferred from stock options on exercise

–

1,062

____________________________________________________________________

Balance, December 31, 2003

47,415,169

$

106,073

________________________

(i) On January 10, 2002, as consideration for the Inco Option, the Company issued to Inco 3,006,324 common shares for deemed consideration of $3,006,324.

(ii) On January 10, 2002, the Company completed a brokered private placement of 4,000,000 units of the Company at $1.00 per unit. Each unit is comprised of one common share of the Company and one-half of a warrant with each warrant being exercisable for one common share of the Company at an exercise price of $1.25 per warrant. Financing costs were $613,468, resulting in net proceeds of $3,386,532.

(iii) On January 10, 2002, the Company issued 4,000,000 flow-through common shares at $1.00 per common share, resulting in gross proceeds of $4,000,000.

On July 22, 2002, the Company issued 1,000,000 flow-through common shares at $6.00 per common share, resulting in gross proceeds of $6,000,000.

(iv) On July 22, 2002, the Company issued 5,000,000 common shares at a price of $5.00 per share for gross proceeds of $25,000,000 pursuant to a short-form prospectus filing. Financing costs were $2,065,927, resulting in net proceeds of $22,934,073.

(v) On July 11, 2003, the Company issued 7,500,000 common shares at a price of $6.45 per share for gross proceeds of $48,375,000 pursuant to short-form prospectus filing. Financing costs were $2,601,000, resulting in net proceeds of $45,774,000.

(c) Warrants and special warrants:

(i) In May 2001, the Company issued 3,300,000 special warrants at $0.40 per warrant for cash of $1,320,000. Each special warrant entitled the holder, upon exercise and without payment of any additional consideration, to be issued one common share of the Company on the date that is the earlier to occur of: (a) the fifth business day after all receipts have been issued for the final prospectus qualifying the distribution of the shares by the securities regulatory authorities in each of the Provinces of Canada in which the purchasers of the special warrants are resident, and (b) May 10, 2002.

During the year ended December 31, 2002, these 3,300,000 special warrants were converted into common shares.

(ii) On January 10, 2003, the Company issued the following warrants to Inco under the terms of the Inco Option and issued additional warrants under a private placement.

     Number of

warrants

________________________________________________________

Under the Inco Option

496,879

Under the private placement (b)(ii)

2,000,000

Exercised in 2002

(550,750

)

________________________________________________________

Balance, December 31, 2002

1,946,129

Exercised in 2003

(1,946,129

)

________________________________________________________

Balance, December 31, 2003

–

____________

Each warrant was exercisable for one common share of the Company at an exercise price of $1.25 per warrant. During 2002, 550,750 of these warrants were exercised for cash proceeds of $688,437. The balance of the warrants were exercised in January 2003 for cash proceeds of $2,432,661.

(iii) On May 10, 2001, the Company issued, as part of the compensation payable in connection with the financing described in note 8(c)(i), broker warrants to acquire 198,000 common shares at $0.40 for each warrant. These warrants were exercised in 2002 for proceeds of $79,200.

On January 10, 2002, as part of the compensation payable in connection with the private placement, the Company issued broker warrants to acquire 480,000 common shares at $1.00 for each warrant. These warrants were exercised in 2002 for proceeds of $480,000.

(d) Stock options:

The Company has a stock option plan (the “Plan”) under which the directors of the Company may grant options to acquire shares of the Company to qualified directors, officers, employees and persons providing ongoing services to the Company to acquire up to 5.5 million common shares. The strike price of these options will not be less than the market price of the common shares at the time of the grant.

Unless specifically stated in an employment agreement, all options vest 50% six months from the date of grant, and 50% one year from the date of grant. All other options vest immediately. The options have a term of five years. The number of common shares reserved for issuance to any one person upon the exercise of options may not exceed 5% of the issued and outstanding common shares at the date of such grant.

The following table reflects the continuity of options granted under the Plan for the years ended December 31, 2003 and 2002:

2003

                2002

____________________________________________________________________________

Weighted

Weighted

average

average

exercise

exercise

Options

price

Options

price

____________________________________________________________________________

Outstanding, beginning of year

2,883,000

$

2.05

2,800,000

$

0.67

Granted

1,779,000

7.12

1,495,000

3.29

Terminated

(2,500

)

3.40

–

–

Exercised

(1,666,500

)

1.61

(1,412,000

)

0.62

____________________________________________________________________________

Outstanding, end of year

2,993,000

5.31

2,883,000

2.05

____________________________________________

The following table summarizes information about stock options outstanding at December 31, 2003:

The fair value of stock options granted during 2003 and 2002 was estimated using the Black-Scholes option pricing model on the date of grant with the following weighted average assumptions:

____________________________________________________________2003_______2002____

Stock price at grant date

$

7.12

$

3.29

Exercise price

$

7.12

$

3.29

Expected life of options (years)

2.0

2.0

Expected stock price volatility

99%

112%

Expected dividend yield

–

–

Risk-free interest rate

3%

3%

____________________

The weighted average value per option issued in 2003 is $3.76 (2002 - $2.09).

9.

Loss per share

Basic loss per share has been calculated by dividing the annual loss by the weighted average number of shares outstanding during the year. The diluted loss per share is similar to the basic loss per share, except the denominator is increased to include the number of additional common shares that would have been outstanding if the dilutive potential common shares had been issued.

2003

        2002

____________________________________________________________________________

Basic and diluted earnings per share computation:

Numerator:

Loss for the year

$

(10,077

)

$

(6,989

)

____________________

Denominator:

Average common shares outstanding

42,747,614

30,055,848

____________________

Basic and diluted loss per share

$

(0.24

)

$

(0.23

)

____________________

No shares or warrants are added to the denominator when a company is in a loss position as the result is not dilutive.

10.

Related party transactions

The Company obtained management services from a company controlled by the president of the Company in the amount of nil in 2003 (2002 - $553,200).

11.

Income taxes

The main components that will give rise to future income tax assets and future income tax liabilities are as follows:

2003

        2002

____________________________________________________________________________

Future income tax assets:

Share issue costs

$

1,300

$

800

Non-capital losses

5,100

800

____________________________________________________________________________

6,400

1,600

Valuation allowance

(100

)

(200

)

____________________________________________________________________________

6,300

1,400

Future income tax liability:

Mining properties

6,300

1,400

____________________________________________________________________________

Net future income tax asset

$

–

$

–

____________________

Income tax expense differs from the amount that would have been computed by applying the combined federal and provincial statutory income tax rate of 36% (2002 - 40%) to loss before income taxes. The reasons for the differences are a result of the following:

 2003            2002

____________________________________________________________________________

Loss before income taxes

$

(10,077

)

$

(6,989

)

____________________

Computed expected tax recovery of statutory rates

$

(3,628

)

$

(2,796

)

Non-deductible stock option expense

1,756

1,264

Resource loss

351

120

Losses, not tax-benefited

1,521

1,412

____________________________________________________________________________

$

–

$

–

____________________

The Company has non-capital loss carryforwards for Canadian tax purposes of approximately $14.1 million (2002 - $2.3 million) to reduce taxable income on or prior to 2010.

12.

Significant differences between Canadian and United States generally accepted accounting principles

Canadian generally accepted accounting principles (“Canadian GAAP”) varies in certain significant respects from the principles and practices generally accepted in the United States (“U.S. GAAP”). The effect of these principal differences on the Company’s consolidated financial statements are quantified below and described in the accompanying notes.

(a) Under Canadian GAAP, all costs related to the acquisition, exploration and development of non-producing mineral properties are capitalized. Under U.S. GAAP, mining companies are permitted to capitalize acquisition, exploration and development costs only upon the determination of a commercially mineable deposit. As at July 31, 2003, the Company had proven and probable reserves related only to Phase 1 of the McCreedy West Mine. All Phase 1 costs prior to the fourth quarter of 2003 have been written off. All exploration and development expenses not related to Phase 1 have been written off.

Phase 1 development costs in the fourth quarter of 2003 have been capitalized. Due to differences in asset bases for Canadian and U.S. GAAP, the annual depreciation, amortization and depletion charge will differ.

(b) Under Canadian GAAP, flow-through shares are recorded at face value when the shares are issued, and the related tax benefit renounced to shareholders is recorded as a reduction to share capital, when recognized. Under U.S. GAAP, when flow-through shares are issued, the proceeds are allocated between the offering of shares and the sale of tax benefits. The allocation is made based on the difference between the quoted price of the existing shares and the amount the investor pays for the shares. A liability is recognized for this difference. The liability is reversed when tax benefits are renounced and a deferred tax liability is recognized at that time. Income tax expense is the difference between the amount of deferred tax liability and the liability recognized on issuance. The flow-though shares issued during 2002 were granted at $1,880,000 more than the fair value of existing non-flow-through shares. Upon renunciation of the expenses to the shareholders, income tax expense was recorded for the difference between the deferred tax liability and the liability recognized on issuance. The valuation allowance in the amount of the deferred tax liability results in an income tax recovery equal to the liability recognized on issuance.

(c) Under U.S. GAAP, the Company is required to expense the cost of start-up activities as incurred; these costs were capitalized under Canadian GAAP. Broadly defined, start-up activities consist of the operating activities of the facility prior to reaching commercial production levels. Sales revenue of $3,341,000 and costs of $2,848,000 (including depreciation of $412,000) incurred during this time have been capitalized under Canadian GAAP.

(d) Under Canadian GAAP the Company has expensed the fair value of all options granted after January 1, 2002. Under U.S. GAAP, the Company has adopted the prospective transition method of FASB 148 and expensed the fair value of all options granted after January 1, 2003.

As a result of the points previously discussed with respect to differences between Canadian GAAP and U.S. GAAP, the following adjustments would need to be made to the financial statements:

2003

        2002

____________________________________________________________________________

Loss for the year per Canadian GAAP

$

(10,077

)

$

(6,989

)

Exploration and acquisition costs (a)

(16,970

)

(10,372

)

Pre-feasibility study mining costs (a)

(4,685

)

–

Mineral exploration properties written off (a)

2,288

2,962

Income tax income on renunciation of flow-through

expenses

–

1,880

Start-up costs

493

–

Stock options

–

3,159

Minority interest

5,291

–

____________________________________________________________________________

Loss for the year per U.S. GAAP

$

(23,660

)

$

(9,360)

____________________

Basic and diluted loss per share per U.S. GAAP

$

(0.55

)

$

(0.31)

____________________

Deficit per Canadian GAAP

$

23,032

     $12,955

Cumulative exploration and development costs (a)

23,816

       12,880

Pre-feasibility study mine development costs

8,431

–

Cumulative flow-through share tax income (b)

(2,124

)

(2,124

)

Start-up costs (c)

(493

)

–

Stock options (d)

(3,159

)

(3,159

)

Minority interest

(5,791

)

–

____________________________________________________________________________

Deficit per U.S. GAAP

$

44,212

$

20,552

____________________

(e) Other recent accounting pronouncements:

In June 2001, the U.S. Financial Accounting Standards Board (“FASB”) issued SFAS No. 143, “Accounting for Asset Retirement Obligations” (“SFAS 143”), which addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. The Company has adopted the provisions of SFAS 143 as of January 1, 2003. The impact was not material to the financial statements.

In July 2002, the FASB issued SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities” (“SFAS 146”), which is effective for exit or disposal activities that are initiated after December 31, 2002. SFAS 146 requires that a liability be recognized for exit or disposal costs only when the liability is incurred, as defined in the FASB’s conceptual framework rather than when a company commits to an exit plan, and that the liability be initially measured at fair value. The Company has not entered into any exit or disposal activities after January 1, 2003.

In November 2002, the FASB issued Interpretation No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others” (“FIN 45”), which requires certain disclosures to be made by a guarantor in its interim and annual financial statements for periods ending after December 15, 2002 about its obligations under guarantees. The Company does not believe it has any guarantees as defined by FIN 45.

In April 2003, FASB issued Statement No. 149, which amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under FAS No. 133, “Accounting for Derivative Instruments and Hedging Activities”. The Company is not affected by this pronouncement as it has no such derivative instruments or contracts.

In May 2003, FASB issued Statement No. 150, which establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classed as equity. The Company does not believe it will be affected by this pronouncement as it has no financial instruments with such characteristics.

In January 2003, the FASB issued Interpretation No. 46, “Consolidation of Variable Interest Entities” (“FIN 46”). Its consolidation provisions are applicable for all newly created entities created after January 31, 2003, and is applicable to existing entities as of the beginning of the first interim or annual reporting period beginning after June 15, 2003. With respect to entities that do not qualify to be assessed for consolidation based on voting interests, FIN 46 generally requires a company that has variable interests that will absorb a majority of the variable interest entity’s expected losses if they occur, receive a majority of the entity’s expected residual returns if they occur, or both, to consolidate that variable interest entity. For periods prior to FIN 46’s effective date, certain disclosures are required if it is reasonably possible that the Company will have a significant variable interest in or be the primary beneficiary of a variable interest entity when FIN 46 guidance is effective. The Company does not have any variable interest entities, as defined by FIN 46.

Canadian GAAP allows alternate treatment of mineral rights with respect to balance sheet classification. CICA HB 1581 Business Combinations defines such assets as intangible assets, while CICA 3061 defines acquired mineral rights as property, plant and equipment. In the United States the Securities and Exchange Commission has interpreted FASB 141 Business Combinations, which is consistent with CICA HB 1581, in such a way that under US GAAP mineral rights are classified as intangible assets. The issue in the United States has been referred to the Emerging Issues Task Force (“EITF”) for its consideration. There can be no certainty as to the conclusions the EITF will reach, nor as to whether Canadian GAAP will continue to allow alternate treatments. The Company has classified such assets, less the related accumulated depreciation, depletion and amortization, as “Mining asset” on its consolidated balance sheet. The Company continues to believe this is the appropriate classification under Canadian GAAP.

13.

Comparative figures:

Certain 2002 comparative figures have been reclassified to conform with the financial statement presentation adopted in 2003.

Corporate Information

Directors

James W. Ashcroft 3,4

Consulting Mining Engineer

Former President,

Ontario Division,

Inco Limited

Wayne G. Beach 1,2

Barrister and Solicitor

Robert D. Cudney 4

President and CEO

Northfield Capital Corporation

Duncan Gibson 1,2

Former Vice Chairman,

TD Bank Financial Group

John Lydall 3

Former Managing Director

Investment Banking

National Bank Financial

Terry MacGibbon 4

President and CEO

FNX Mining Company Inc.

Hon. Frank McKenna 2

Counsel,

McInnes Cooper

Former Premier of New Brunswick

Terrence Podolsky 3

Consulting Geologist Former VP Exploration,

Inco Limited

Donald M. Ross 1

Chairman of

Jones, Gable & Company

1

Member of Audit Committee

2

Member of Compensation Committee

3

Member of Corporate

Governance Committee

4

Member of Safety, Health and Environment Committee

Officers

Terry MacGibbon, P.Geo.

President and CEO

John C. Ross, C.A.

Chief Financial Officer

James M. Patterson,

Ph.D., P.Geo.

Vice President Exploration

David W. Constable, P.Geo., MBA

Vice President Investor Relations and Corporate Affairs

Gord Morrison, P.Geo.

Director of Exploration

Head Office

55 University Avenue

Suite 700

Toronto, Ontario, Canada M5J 2H7

Tel 416 628 5929

Fax 416 360 0550

Email:

info@fnxmining.com

Sudbury Field Office

1300 Kelly Lake Road

Sudbury, Ontario, Canada P3E 5P4

Tel 705 671 1779

Fax 705 671 1137

Bank

The Royal Bank of Canada

Royal Bank Plaza

Toronto, Ontario

M5J 2J5

Transfer Agent

CIBC Mellon Trust Company

320 Bay Street

PO Box 903

Toronto, Ontario

M5H 4A6

Counsel

Goodman and Carr LLP

Suite 2300

200 King Street West,

Toronto, Ontario

M5H 3W5

US Counsel

Skadden, Arps, Slate, Meagher & Flow LLP

Royal Bank Plaza,

North Tower, Suite 1820

Toronto, Ontario

M5J 2J4

Auditors

KPMG LLP

Suite 3300

Commerce Court West

199 Bay Street

Toronto, Ontario

M5L 1B2

Listing

Toronto Stock Exchange

American Stock Exchange

Symbol “FNX”

S&P/TSX Composite Index

(Since December 22, 2003)

Capitalization

$333 million

(March 24, 2004)

Share Price

52 Week High/Low:

$9.40/5.30

Issued and Outstanding Shares

47,506,169

(March 23, 2004)

Fully Diluted Shares

50,158,169

Major Shareholders

(>10%)

Dundee Wealth Management Inc

Cash

$45 million

(March 23, 2004)

Debt

Nil

Web Site

www.fnxmining.com

Abbreviations

Ni

Nickel

Cu

Copper

Pt

Platinum

Pd

Palladium

Au

Gold

Co

Cobalt

TPM

Total precious metal (Pt+Pd+Au)

oz/t

Troy ounces per short ton

(12 troy ounces = 1.0 pound)

g/t

Grams per short ton (31.1 grams = 1.0 troy ounce)

ft

Feet or Foot

km(s)

Kilometre(s) (1.61 km = 1.0 mile)

lb

Pound (2.2 lbs = 1.0 kilogram = 1000 grams)

m

Metre (3.28 feet = 1.0 metre)

tpd

Short tons per day

SIC

Sudbury Igneous Complex

SJV

Sudbury Joint Venture

PGE

Platinum Group Elements

(including platinum, palladium plus other affiliated elements of the platinum group)

Printed in Canada on recycled paper using vegetable based inks.

Production:

Walter J. Mishko & Co. Inc.

Design:

Goodhoofd Inc.

FNX Mining Company Inc.

www.fnxmining.com